EXHIBIT 5.2
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                          THELEN REID & PRIEST LLP
                             ATTORNEYS AT LAW
                           40 WEST 57TH STREET
                          NEW YORK, NY  10019-4097



                                             New York, New York
                                             September 24, 1999


          PP&L Resources, Inc.
          Two North Ninth Street
          Allentown, Pennsylvania  18101

          PP&L Capital Funding, Inc.
          Two North Ninth Street
          Allentown, Pennsylvania 18101


          Ladies and Gentlemen:

                    We are acting as special counsel for PP&L Resources, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Guarantor") and PP&L Capital Funding, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with

               (a) the proposed issuance and sale from time to time of up to $1,200,000,000 in aggregate principal amount of securities (the "Securities") including (i) shares of the Guarantor's Common Stock, par value $.01 per share ("Common Stock"); (ii) contracts to purchase shares of Common Stock ("Stock Purchase Contracts"); (iii) Stock Purchase Units, each representing either (A) a Stock Purchase Contract, or (B) a Stock Purchase Contract and debt or preferred securities pledged to secure holders' obligations to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units"); (iv) unsecured and unsubordinated debt securities of the Company ("Debt Securities"); (v) unsecured subordinated debt securities of the Company ("Subordinated Debt Securities"); and (vi) preferred trust securities ("Preferred Trust Securities") of PP&L Capital Funding Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"); and

               (b) guarantees (the "Securities Guarantees") by the Guarantor as to (i) payment of principal, interest and premium, if any, on the Debt Securities (the
               "Guarantees") and the Subordinated Debt Securities (the


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               "Subordinated Guarantees") and (ii) the Trust's
               obligations under the Preferred Trust Securities (the "Preferred Securities Guarantee");

          such Debt Securities and such Guarantees to be issued under an Indenture, as amended and supplemented by one or more supplements (the "Indenture"), of the Company and the Guarantor to The Chase Manhattan Bank, as trustee (the "Trustee"); such Subordinated Debt Securities and such Subordinated Guarantees to be issued under a Subordinated Indenture (the "Subordinated Indenture"), of the Company and the Guarantor to The Chase Manhattan Bank, as trustee (the "Subordinated Indenture Trustee"); such Stock Purchase Contracts and Stock Purchase Units to be issued under a Purchase Contract Agreement (the "Purchase Contract Agreement"), of the Guarantor to The Chase Manhattan Bank, as Purchase Contract Agent and trustee (the "Purchase Contract Agent"); such Preferred Trust Securities to be issued under an Amended and Restated Trust Agreement of the Trust and The Chase Manhattan Bank, as Property Trustee (the "Trust Agreement"); and such Preferred Securities Guarantee to be issued under a Trust Securities Guarantee Agreement of the Guarantor to The Chase Manhattan Bank (the "Trust Securities Guarantee Agreement"), all as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company, the Guarantor and the Trust with the Securities and Exchange Commission on or about the date hereof for the registration of the Securities and the Securities Guarantees under the Securities Act of 1933, as amended (the "Act"), and for the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of the Indenture, the Subordinated Indenture, the Trust Agreement, the Trust Securities Guarantee Agreement and, to the extent necessary, the Purchase Contract Agreement.

                    We have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, we advise you as follows:

                    We are of the opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

                    We are further of the opinion that the Debt Securities will be legal, valid and binding obligations of the Company and that the Guarantees will be legal, valid and binding obligations of the Guarantor, each enforceable in accordance with its terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, when:

                    (a) the Registration Statement, as it may be amended, shall have become effective under the Act, and the Indenture shall have become qualified under the Trust Indenture Act;


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                    (b)  the Company's Board of Directors, or a duly
               authorized committee thereof ("Company Board"), shall have taken such action as may be necessary to authorize the Company's issuance and sale of the Debt Securities and the Guarantor's Board of Directors, or a duly authorized committee thereof ("Guarantor Board") shall have taken such action as may be necessary to authorize the Guarantees, in each case on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplements relating to the Debt Securities, and to authorize the proper officers of the Company and Guarantor to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Debt Securities from time to time;

                    (c) the Company shall have duly established the terms of the Debt Securities and executed the Debt Securities in accordance with the applicable provisions of the Indenture and all necessary corporate authorizations;

                    (d) the Guarantor shall have duly executed and delivered the Guarantees in accordance with the applicable provisions of the Indenture and all necessary corporate authorizations;

                    (e) the Trustee shall have duly authenticated the Debt Securities and the Guarantees endorsed thereon, in accordance with the applicable provisions of the Indenture; and

                    (f) the Company shall have issued, sold and delivered the Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

                    We are further of the opinion that the Subordinated Debt Securities will be legal, valid and binding obligations of the Company and that the Subordinated Guarantees will be legal, valid and binding obligations of the Guarantor, each enforceable in accordance with its terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, when:

                    (a) the Registration Statement, as it may be amended, shall have become effective under the Act, and the Subordinated Indenture shall have become qualified under the Trust Indenture Act;

                    (b) the Company Board shall have taken such action as may be necessary to authorize the Company's issuance and sale of the Subordinated Debt Securities, and the Guarantor Board shall have taken such action as may be necessary to authorize the Subordinated Guarantees, in each case on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Subordinated Debt Securities, and to authorize the proper officers of the Company and


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               Guarantor to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Subordinated Debt Securities from time to time;

                    (c) the Subordinated Indenture shall have been duly executed and delivered by the Company and the Subordinated Indenture Trustee in accordance with the foregoing corporate authorizations;

                    (d) the Company shall have duly established the terms of the Subordinated Debt Securities and executed the Subordinated Debt Securities in accordance with the applicable provisions of the Subordinated Indenture and all necessary corporate authorizations;

                    (e) the Guarantor shall have duly executed and delivered the Subordinated Guarantees in accordance with the applicable provisions of the Subordinated Indenture and all necessary corporate authorizations;

                    (f) the Subordinated Indenture Trustee shall have duly authenticated the Subordinated Debt Securities and the Subordinated Guarantees endorsed thereon, in accordance with the applicable provisions of the Subordinated Indenture; and

                    (g) the Company shall have issued, sold and delivered the Subordinated Debt Securities to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

                    We are further of the opinion that the Preferred Securities Guarantee will be a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, when:

                    (a) the Registration Statement, as it may be amended, shall have become effective under the Act, and the Trust Securities Guarantee Agreement shall have become qualified under the Trust Indenture Act;

                    (b) the Guarantor Board shall have taken such action as may be necessary to authorize the Preferred Securities Guarantee, on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Preferred Trust Securities;

                    (c) the Guarantor shall have duly executed and delivered the Preferred Securities Guarantee in accordance with the applicable provisions of the Trust Securities Guarantee Agreement and all necessary corporate authorizations; and


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                    (d)  the Trust shall have issued, sold and delivered
               the Preferred Trust Securities to the purchasers thereof against payment therefor, on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Preferred Trust Securities.

                    We are further of the opinion that all requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Guarantor, each enforceable in accordance with its terms (subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity), and to make any Common Stock issued upon the settlement thereof validly issued, fully paid and nonassessable, will have been taken when:

                    (a) the Registration Statement, as it may be amended, shall have become effective under the Act and the Purchase Contract Agreement shall have become qualified under the Trust Indenture Act, to the extent required;

                    (b) the Guarantor Board shall have taken such action as may be necessary to authorize the Guarantor's issuance and sale of such securities on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Stock Purchase Contracts and Stock Purchase Units;

                    (c) the Purchase Contract Agreement shall have been duly executed and delivered by the Company and the Purchase Contract Agent in accordance with the foregoing corporate authorizations;

                    (d) such Stock Purchase Contracts or Stock Purchase Units, as the case may be shall have been issued, sold and delivered in accordance with the terms and provisions thereof and for the consideration contemplated by, and otherwise in conformity with, the acts, documents and proceedings referred to above; and

                    (e) the Common Stock shall have been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

                    The foregoing opinions do not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Securities by any underwriters or agents.

                    We hereby authorize and consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and authorize and consent to the reference to our firm in the Registration Statement and in the prospectus constituting a part thereof.


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                    We are members of the New York Bar and do not hold
          ourselves out as experts on the laws of any other state. As to matters of Delaware law we have examined or caused to be examined such documents and satisfied ourselves as to such matters of law as we have deemed necessary in order to render this opinion. As to all matters governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of even date herewith of Michael A. McGrail, Senior Counsel of PP&L, Inc., the Guarantor's principal subsidiary, which is being filed as Exhibit
          5.1 to the Registration Statement.

                    In rendering his opinion, Mr. McGrail may rely upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him. Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                             Very truly yours,


                                             /s/ Thelen Reid & Priest LLP

                                             THELEN REID & PRIEST LLP


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